CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

              KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC.



                  Under Section 805 of the Business Corporation Law


         The undersigned, being the Senior Vice President and the Assistant Secretary of KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC., do hereby certify and set forth:

         1. The name of the corporation is Keystone America Hartwell Emerging Growth Fund, Inc. The name under which the corporation was formed was HARTWELL AND CAMPBELL LEVERAGE FUND, INC.

         2. The Certificate of Incorporation was filed by the Department of State on the 8th day of April, 1968.

         3. The Certificate of Incorporation of the corporation is hereby amended to authorize an additional class of shares pursuant to section 801(b)(12) of the Business Corporation Law.

         4. Paragraph Fourth of the Certificate of Incorporation which refers to the authorized shares is hereby amended as follows:

         FOURTH: (A) The aggregate number of shares which the Corporation shall have the authority to issue is 120,000,000 shares of Common Stock consisting of:

         30,000,000 shares of Class A, par value One Dollar ($1.00) per share;

         30,000,000 shares of Class B, par value One Dollar ($1.00) per share;

         30,000,000 shares of Class C, par value One Dollar ($1.00) per share;
and

         30,000,000 shares of Class E, par value One Dollar ($1.00) per share.

                 (B) Each of the above classes of shares shall have all of the same relative rights, preferences and limitations except the following:

                 (1) Each class of shares may bear its own distribution expenses incurred under its distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 or otherwise;

                 (2) Each class of shares may bear other class expenses including, but not limited to, (a) transfer agent fees attributable to the class; (b) printing and postage expenses attributable to the class related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders; (c) SEC and Blue Sky registration fees incurred by the class; (d) the expense of administrative personnel and services as required to support the shareholders of the class; (e) litigation or other legal expenses relating to the class; (f) accounting fees and expenses relating to the class; and (g) trustees'/directors' fees as a result of issues relating to the class;

                 (3) Each class of shares shall have exclusive voting rights but only with respect to its distribution plan under said Rule 12b-1 as it affects such class of shares; and

                 (4) Each class of shares may have certain varying exchange and rights of conversion to other classes of shares.

         5. The manner in which this amendment to the Certificate of Incorporation was authorized was by vote of the Board of Directors on November 17, 1992 and December 16, 1992, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders on July 27, 1993, all pursuant to Section 803(a) of the Business Corporation Law.

         IN WITNESS WHEREOF, KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC., the corporation hereinbefore mentioned and described, has caused this certificate to be signed in its name by its Senior Vice President and Assistant Secretary this fifth day of June, 1995 and the statements contained therein are affirmed as true under the penalties of perjury.



                                               /s/ Rosemary D. Van Antwerp
                                               ---------------------------
                                               Rosemary D. Van Antwerp
                                               Senior Vice President



                                               /s/ Jean S. Loewenberg
                                               ---------------------------
                                               Jean S. Loewenberg
                                               Assistant Secretary


COMMONWEALTH OF MASSACHUSETTS               )
                                            )
                                            )
COUNTY OF SUFFOLK                           )

         Before me, the undersigned Notary Public in and for said County and State, personally appeared the above-named Rosemary Van Antwerp and Jean S. Loewenberg, known to me to be the Senior Vice President and Assistant Secretary of Keystone America Hartwell Emerging Growth Fund, Inc., who, being duly sworn, acknowledged that he/she did sign the above instrument and that the same is his/her free act and deed.

         Witness my hand and official seal this 5th day of June, 1995.


                                               Maureen E. Towle
                                               --------------------------
                                               Notary Public
                                               My commission expires: 01/04/02

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                       HARTWELL EMERGING GROWTH FUND, INC.

                  Under Section 805 of the Business Corporation Law

         The undersigned, being the President and the Secretary of HARTWELL EMERGING GROWTH FUND, INC., do hereby certify and set forth:

         1. The name of the corporation prior to the effectiveness of this amendment is HARTWELL EMERGING GROWTH FUND, INC. The name under which the corporation was formed is HARTWELL AND CAMPBELL LEVERAGE FUND, INC.

         2. The Certificate of Incorporation was filed by the Department of State on the 8th day of April, 1968.

         3. The Certificate of Incorporation is hereby amended to change the name of the corporation: to authorize three classes of shares pursuant to section 801(b)(12) of the Business Corporation Law; to change the Common Stock presently authorized to 13 million Class A shares, 1 million Class B shares and 1 million Class C shares and to increase the aggregate number of shares for each of the newly authorized classes which the corporation shall have the authority to issue pursuant to section 801(b)(7) of the Business Corporation Law.

         4. Paragraphs First and Fourth of the Certificate of Incorporation which refer respectively to the corporate name and the authorized shares are hereby amended as follows:

         FIRST: The name of the corporation is KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC.

         FOURTH: (A) The aggregate number of shares which the Corporation shall have the authority to issue is 90 million shares of Common Stock consisting of:

         30,000,000 shares of Class A, par value One Dollar ($1.00) per share;

         30,000,000 shares of Class B, par value One Dollar ($1.00) per share;
and

         30,000,000 shares of Class C, par value One Dollar ($1.00) per share.

                 (B) Each of the above classes of shares shall have all of the same relative rights, preferences and limitations except the following:

                 (1) Each class of shares may bear its own distribution expenses incurred under its distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 or otherwise;

                 (2) Each class of shares may bear other class expenses including, but not limited to, (a) transfer agent fees attributable to the class; (b) printing and postage expenses attributable to the class related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders; (c) SEC and Blue Sky registration fees incurred by the class; (d) the expense of administrative personnel and services as required to support the shareholders of the class; (e) litigation or other legal expenses relating to the class; (f) accounting fees and expenses relating to the class; and (g) trustees'/directors' fees as a result of issues relating to the class;

                 (3) Each class of shares shall have exclusive voting rights but only with respect to its distribution plan under said Rule 12b-1 as it affects such class of shares.

         5. The 7,077,509 issued shares of Common Stock, par value $1.00 per share, have been changed to 7,077,509 Class A shares, par value $1.00 per share, on a share for share basis. 5,922,491 of the unissued shares of Common Stock, par value $1.00 per share, were changed to 5,922,491 Class A shares, par value $1.00 per share, on a share for share basis. 1,000,000 of the unissued shares of Common Stock, par value $1.00 per share, were changed to 1,000,000 Class B shares, par value $1.00 per share, on a share for share basis. 1,000,000 of the unissued shares of Common Stock, par value $1.00 per share, were changed to 1,000,000 Class C shares, par value $1.00 per share, on a share for share basis.

         6. The manner in which this amendment to the Certificate of Incorporation of the corporation was authorized was by vote of the Board of Directors on November 17, 1992 and December 16, 1992, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders on July 27, 1993, all pursuant to Section 803(a) of the Business Corporation Law.


         IN WITNESS WHEREOF, KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC., the corporation hereinbefore mentioned and described, has caused this certificate to be signed in its name by its President and Secretary this nineteenth day of July, 1994 and the statements contained therein are affirmed as true under the penalties of perjury.



                                               /s/ Albert H. Elfner, III
                                               ---------------------------
                                               Albert H. Elfner, III



                                               /s/ Rosemary D. Van Antwerp
                                               ---------------------------
                                               Rosemary D. Van Antwerp


COMMONWEALTH OF MASSACHUSETTS               )
                                            )
                                            ) SS:
                                            )
COUNTY OF SUFFOLK                           )

         Before me, the undersigned Notary Public in and for said County and State, personally appeared the above-named Albert H. Elfner, III and Rosemary D. Van Antwerp, known to me to be the President and Secretary of Keystone America Hartwell Emerging Growth Fund, Inc., who, being duly sworn, acknowledged that he/she did sign the above instrument and that the same is his/her free act and deed.

         Witness my hand and official seal this 19th day of July, 1994.


                                               Jean S. Loewenberg
                                               -----------------------------
                                               Notary Public
                                               My commission expires: 09/25/98